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                                                                  Exhibit 16(t)


                           7-Day Yield Computation
                  Massachusetts Municipal Money Market Fund
                                (Trust Shares)

FORMULA:  Annualized Yield = (base period return/1 x 365/7)

   EXAMPLE:  (.000592372) x 365/7 = . %

                                                        365/7
FORMULA:  Effective Yield = [ (base period return + 1)       ] - 1

                                  365/7
   EXAMPLE:  [ (.000592372) + 1)       ] - 1 = . %


FOR THE SEVEN DAY PERIOD ENDED OCTOBER 31, 1995, THE RESPECTIVE YIELDS WERE:

   Annualized Yield = 3.09%

   Effective Yield  = 3.14%

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                                                                   Exhibit 16(t)

                   Aggregate Total Return Computation
                         Massachusetts Municipal
                            Money Market Fund
                              (Trust Shares)


   FORMULA    T   =   (ERV/P) - 1

    WHERE:    T   =   Aggregate total return

       ERV        =   Ending Redeemable Value at the end of the period of a
                      hypothetical $1,000 investment made at the beginning of the period

              P   =   a hypothetical initial payment of $1,000

    EXAMPLE:  Since Inception:   (10/5/93 to 10/31/95):
                                 (1,053.13/$1,000) - 1 = 5.39%